Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 13, 2008 on the consolidated financial statements included in the 2009 annual report on Form 10-K of 1st Financial Services Corporation (formerly known as of Mountain 1st Bank & Trust Company), as included herein and to the reference to our firm under the heading “Experts” in 1st Financial Services Corporation’s Joint Annual Proxy and Prospectus included in its Registration Statement on Form S-4/A.

/s/ Elliott Davis, PLLC

Elliott Davis, PLLC

Greenville, South Carolina

August 7, 2009